UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2014
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2014, Tesoro Logistics LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro Corporation (“Tesoro”), Tesoro Refining & Marketing Company LLC (“TRMC”), Tesoro Alaska Company LLC (“TAC”), Tesoro Logistics GP, LLC (the “General Partner”), Tesoro Logistics Operations LLC (the “Operating Company”) and Tesoro Logistics Pipeline LLC (“TLP”). Pursuant to the Contribution Agreement, Tesoro, TRMC and TAC have agreed to contribute, through the General Partner and the Partnership to the Operating Company or TLP, as applicable, the assets described below (the “Assets”):

•	TAC’s two-lane truck terminal, and six storage tanks with approximately 213,000 barrels of storage capacity, located in Nikiski, Alaska (collectively, the “Nikiski Assets”);

•
all of Tesoro’s membership interests (the “TAPC Equity”) in Tesoro Alaska Pipeline Company LLC, a wholly-owned subsidiary of Tesoro, which owns the 69-mile common carrier refined products pipeline running outbound from TAC’s Nikiski Terminal;

•
TRMC’s two-lane, clean products truck terminal, two-lane light ends truck terminal, a light ends rail loading and unloading facility, and four crude and black oil storage tanks with a shell capacity of approximately 1,500,000 barrels, all located at TRMC’s refinery in Anacortes, Washington (collectively, the “Anacortes Assets”);

•
TRMC’s three-lane, clean products truck terminal, two-lane, light ends truck terminal and a light ends rail loading and unloading facility, all located at TRMC’s refinery in Martinez, California (collectively, the “Martinez Assets”); and

•	certain related assets used in connection with the foregoing assets.

The consideration for the Assets will total approximately $270 million. The contribution pursuant to the Contribution Agreement will be made in two stages.

In the first stage, TRMC and TAC will contribute the Nikiski Assets, the Anacortes Assets and the Martinez Assets to the General Partner in exchange for additional membership interests in the General Partner. The General Partner will contribute such assets to the Partnership in consideration of the receipt by the General Partner of $214.4 million from the Partnership in cash, partly financed with borrowings under the Partnership’s revolving credit facility, and the issuance of equity securities of the Partnership with a combined fair value of $27 million. The equity will be comprised of a sufficient number of general partner units to maintain the General Partner’s 2% general partner interest in the Partnership and the remainder in common units. The Partnership will then contribute such assets to the Operating Company.

In the second stage, upon receiving the required regulatory approval from the Regulatory Commission of Alaska to contribute the TAPC Equity, Tesoro will contribute the TAPC Equity to the General Partner in exchange for additional membership interests in the General Partner. The General Partner will contribute such assets to the Partnership in consideration of the receipt by the General Partner of $28.6 million in cash, which may be partly financed with borrowings under the Partnership’s revolving credit facility. The Partnership will then contribute the TAPC Equity to the Operating Company and the Operating Company will contribute the TAPC Equity to TLP, each as a capital contribution.

In connection with the Contribution Agreement, TAC, TRMC, the General Partner, the Partnership and the Operating Company, as applicable, agree to enter into the following agreements at the closing of the transaction, and for the agreements to which the General Partner and the Partnership are parties, they agree to contribute their interests in such agreements to the Operating Company.

Terminalling Services Agreement - Nikiski

The Operating Company will enter into a ten-year master terminalling services agreement (the “Nikiski TSA”) with TAC, the General Partner and the Partnership for terminalling services at the Nikiski Assets. TAC will have the option to extend the term for up to two renewal terms of five years each. Pursuant to the Nikiski TSA, the Operating Company will provide TAC with certain terminalling and ancillary services in return for TAC’s commitment to throughput or store, as the case may be, a certain amount of petroleum products, ethanol and biofuels, crude oil, Transmix, intermediate products and fuel oil at the Nikiski Terminal. The monthly fees and cost reimbursements payable to the Operating Company for such services will be set forth on service orders for the terminal executed by both the Operating Company and TAC. If TAC throughputs aggregate volumes less than its minimum throughput commitment for any month, TAC shall pay the Operating Company a shortfall payment. All fees under the Nikiski TSA that are to be set forth on service orders will be indexed for inflation.

During the term of the Nikiski TSA, TAC will have a right of first refusal on any additional throughput that the Operating Company offers to third parties. Any time after the termination of the Nikiski TSA, and provided that the termination was not due to TAC’s default, TAC can require the Operating Company to enter into a new terminalling services agreement with TAC, provided the term of such new agreement shall not extend beyond June 30, 2034. For up to two years after the termination of the Nikiski TSA, and provided that the termination was not due to TAC’s default, TAC may exercise a right of first refusal on any terminalling services agreement the Operating Company offers to a third party.

Terminalling Services Agreement - Anacortes

The Operating Company will enter into a ten-year master terminalling services agreement (the “Anacortes TSA”) with TRMC, the General Partner and the Partnership for terminalling services at the Anacortes Assets. TRMC will have the option to extend the term for up to two renewal terms of five years each. Pursuant to the Anacortes TSA, the Operating Company will provide TRMC with certain terminalling and ancillary services in return for TRMC’s commitment to throughput or store, as the case may be, a certain amount of propanes, butanes, pentanes, gasoline, diesel, biodiesel, ethanol and jet fuels at the Anacortes Assets. The monthly fees and cost reimbursements payable to the Operating Company for such services will be set forth on service orders for the terminal executed by both the Operating Company and TRMC. If TRMC throughputs aggregate volumes less than its minimum throughput commitment for any month, TRMC shall pay the Operating Company a shortfall payment. All fees under the Anacortes TSA that are to be set forth on service orders will be indexed for inflation.

During the term of the Anacortes TSA, TRMC will have a right of first refusal on any additional throughput that the Operating Company offers to third parties. Any time after the termination of the Anacortes TSA, and provided that the termination was not due to TRMC’s default, TRMC can require the Operating Company to enter into a new terminalling services agreement with TRMC, provided the term of such new agreement shall not extend beyond June 30, 2034. For up to two years after the termination of the Anacortes TSA, and provided that the termination was not due to TRMC’s default, TRMC may exercise a right of first refusal on any terminalling services agreement the Operating Company offers to a third party.

Amendment of Anacortes Track Use and Throughput Agreement

In connection with the entry into the Anacortes TSA, the Operating Company will enter into an amendment (the “ATUTA Amendment”) to the Anacortes Track Use and Throughput Agreement dated November 15, 2012, with TRMC to clarify that such agreement applies only to the throughput of crude and other black oils through the applicable assets.

Terminalling Services Agreement - Martinez

The Operating Company will enter into a ten-year master terminalling services agreement (the “Martinez TSA”) with TRMC, the General Partner and the Partnership for terminalling services at the Martinez Assets. TRMC will have the option to extend the term for up to two renewal terms of five years each. Pursuant to the Martinez TSA, the Operating Company will provide TRMC with certain terminalling and ancillary services in return for TRMC’s commitment to throughput or store, as the case may be, a certain amount of propanes, butanes, pentanes, gasoline, diesel, biodiesel, ethanol and jet fuels at the Martinez Assets. The monthly fees and cost reimbursements payable to the Operating Company for such services will be set forth on service orders for the terminal executed by both the Operating Company and TRMC. If TRMC throughputs aggregate volumes less than its minimum throughput commitment for any month, TRMC shall pay the Operating Company a shortfall payment. Under the Martinez TSA, TRMC shall pay a monthly storage fee throughout the term of the Martinez TSA to reserve, on a firm basis, all of the existing aggregate shell capacity of certain tanks as specified on a terminal service order. All fees under the Martinez TSA that are to be set forth on service orders will be indexed for inflation.

During the term of the Martinez TSA, TRMC will have a right of first refusal on any additional throughput that the Operating Company offers to third parties. Any time after the termination of the Martinez TSA, and provided that the termination was not due to TRMC’s default, TRMC can require the Operating Company to enter into a new terminalling services agreement with TRMC, provided the term of such new agreement shall not extend beyond June 30, 2034. For up to two years after the termination of the Anacortes TSA, and provided that the termination was not due to TRMC’s default, TRMC may exercise a right of first refusal on any terminalling services agreement the Operating Company offers to a third party.

Storage Services Agreement - Anacortes

The Operating Company will enter into the Storage Services Agreement - Anacortes, with TRMC, the General Partner and the Partnership (the “SSA”) to govern the provision of storage services by the Operating Company to TRMC with respect to crude and black oil storage tanks being contributed as part of the Anacortes Assets. The initial term of the SSA will be for ten years. TRMC will have the option to extend the term for up to two renewal terms of five years each. Under the SSA, the Operating Company will provide storage and handling services for crude and black oils owned by TRMC and stored in one or more of the Operating Company’s tanks. TRMC shall pay the fees specified in an applicable terminal service order to be executed by the Operating Company and TRMC related to the dedication of such tanks and any ancillary services. All fees under the SSA that are to be set forth on terminal service orders will be indexed for inflation. For up to two years after the termination of the SSA, and provided the termination was not due to TRMC’s default, TRMC may exercise a right of first refusal on any new storage agreement the Operating Company offers to a third party.

First Amendment to Anacortes Ground Lease

The Operating Company will enter into an amendment with TRMC of its Ground Lease dated November 15, 2012 related to the Anacortes Rail Facility (the “First Amendment to Anacortes Ground Lease”) to add to the existing lease (the “Existing Anacortes Ground Lease”) the real property associated with the Anacortes Assets, other than the real property under the crude and black oil storage tanks. The First Amendment to Anacortes Ground Lease will not change any of the other material terms of the Existing Anacortes Ground Lease.

Additional Anacortes Ground Lease

The Operating Company will enter into a new Ground Lease (the “New Anacortes Ground Lease”) with TRMC, on substantially the same terms as the Existing Anacortes Ground Lease, to lease the real property under the crude and black oil storage tanks that are part of the Anacortes Assets for a term of ninety-nine years.

Martinez License Agreement

The Operating Company will enter into a License Agreement with TRMC (the “Martinez License Agreement”), to license the real property under the Martinez Assets until such real property can be deeded over to the Operating Company pursuant to the terms of the Martinez Rights Agreement, described below.

Martinez Rights Agreement

The Operating Company will enter into the Martinez Rights Agreement with TRMC, the General Partner and the Partnership (the “Rights Agreement”), pursuant to which TRMC will use its commercially reasonable efforts to obtain an approval to subdivide the real property under the Martinez Assets, and upon receiving such approval, deed such real property over to the Operating Company. The Rights Agreement will further require that upon such a conveyance, the Operating Company will provide an easement over certain portions of the real property to TRMC for access in connection with TRMC’s continued operation of its adjacent refinery.

Third Amended and Restated Omnibus Agreement

Tesoro, TRMC, TAC, Tesoro Companies, Inc. (“TCI”), the General Partner, and the Partnership will enter into a Third Amended and Restated Omnibus Agreement (the “Omnibus Agreement”) to amend and restate the Second Amended and Restated Omnibus Agreement dated November 15, 2012, by and among the same parties. The Omnibus Agreement clarifies the reimbursements to be made by the Partnership to Tesoro, and from the Tesoro to the Partnership. The Omnibus Agreement incorporates the Assets to its provisions and increases the annual administrative fee to be paid by the Partnership to Tesoro from $5.5 million to $5.7 million. It further adds specific operational indemnities related to the Assets.

So long as Tesoro controls the General Partner, the Omnibus Agreement will remain in full force and effect unless terminated by the parties. If Tesoro ceases to control the General Partner, either Tesoro or the General Partner may terminate the Omnibus Agreement, provided that the indemnification obligations of the parties made under the Omnibus Agreement will remain in full force and effect in accordance with their terms.

Secondment and Logistics Services Agreement

TRMC, TCI, TAC, the General Partner, the Partnership and its direct and indirect subsidiaries will enter into a Secondment and Logistics Services Agreement (the “Secondment Agreement”) to govern the provision of seconded employees to or from TRMC, TCI, TAC, the Partnership, and its subsidiaries, as applicable. The Secondment Agreement will also govern the use of certain facilities of the parties by the various entities. The services to be provided by such seconded employees, along with the fees for such services, will be provided on the service schedules to be attached to the Secondment Agreement. Specialized services and the use of various facilities, along with the fees for such services, will be provided for in service orders to be executed by parties requesting and receiving the service. All fees to be paid pursuant to the Secondment Agreement are indexed for inflation.

Termination of Operational Service Agreement

In connection with the entry into the Secondment Agreement, the Partnership and certain of its subsidiaries will enter into a Termination Agreement (the “Termination Agreement”) with TRMC, TCI and TAC to terminate the Amended and Restated Operational Services Agreement dated April 1, 2012, by and among the same parties.

Martinez Rescission Rights

The Contribution Agreement provides that the Operating Company has the option, but not the obligation, to rescind the contribution contemplated with respect to the Martinez Assets if TRMC does not receive approval to subdivide the real property under the Martinez assets by the fifth anniversary of the closing date, or if TRMC is required to agree to commercially unreasonable conditions at any time as a condition of receiving such approval.

If the contribution of the Martinez Assets is rescinded, the cash consideration previously paid for such assets will be reimbursed, (i) less the share of the amount that is attributable to the term before the rescission, amortized on a ten year straight-line basis calculated from the date of the closing of the Contribution Agreement through the date of the occurrence of the rescission and (ii) less any amounts received by the Operating Company from any person or entity as a result of casualty or condemnation of the applicable asset. In the event of a rescission, any commercial agreements entered into between TRMC and the Operating Company with respect to Martinez Assets shall be terminated.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 23, 2014, the Partnership issued a press release announcing the execution of the Contribution Agreement (the “Press Release”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Contribution, Conveyance and Assumption Agreement, dated as of June 23, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC.

99.1	Press Release of the Partnership issued on June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 23, 2014

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit

2.1
Contribution, Conveyance and Assumption Agreement, dated as of June 23, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, Tesoro Logistics Operations LLC and Tesoro Logistics Pipelines LLC.

99.1	Press Release of the Partnership issued on June 23, 2014